SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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CERULEAN PHARMA INC.

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On June 19, 2017, Cerulean Pharma Inc. (the “Company”) issued the following press release, which contains the full text of a letter sent to the Company’s stockholders on or about June 19, 2017.

Cerulean Distributes Letter to Stockholders Requesting Favorable Vote for Proposals at

July 19, 2017 Special Shareholder Meeting

WALTHAM, Mass., June 19, 2017 – Cerulean Pharma Inc. (NASDAQ:CERU) today announced that the company mailed the following letter from President and Chief Executive Officer Christopher D. T. Guiffre to the company’s stockholders of record at the close of business on June 9, 2017 requesting they vote “for” all of the management proposals at the upcoming special meeting of stockholders to be held on July 19, 2017:

Dear Fellow Cerulean Stockholder:

Cerulean Pharma Inc. (“Cerulean”) respectfully requests your vote in favor of the proposals included in the attached proxy statement. If approved by Cerulean stockholders, Cerulean will sell its technology platform to Novartis Institutes for BioMedical Research, Inc. (“Novartis”) and then combine with Daré Bioscience, Inc. (“Daré”).

Cerulean suffered a significant setback in August 2016 when its lead product candidate, CRLX101, failed a randomized Phase 2 clinical trial. After that setback, Cerulean conducted a comprehensive review of strategic alternatives focused on maximizing stockholder value, including seeking partners and/or acquirers. The process did not lead to a viable path forward as an independent company, nor did it lead to an acquisition of Cerulean as a whole. The process did lead to three agreements executed on March 19, 2017, that the Cerulean board of directors (the “Board”) believes collectively constitute the best alternative for maximizing stockholder value:

1.	Cerulean sold its two clinical stage product candidates to NewLink Genetics Corporation.

2.	Cerulean will sell its platform technology to Novartis if the transaction is approved by Cerulean stockholders.

3.	Cerulean will combine with Daré if the transaction is approved by Cerulean stockholders.

If the Daré Transaction is approved, the two companies will combine, and Cerulean stockholders will hold between 30% and 49% of the combined company’s equity at closing, depending on how much cash each of Cerulean and Daré has at closing. If the Novartis Transaction is also approved, Cerulean estimates it will have sufficient cash to maximize the ownership percentage of Cerulean stockholders at 49%. Following the proposed transaction, Cerulean would be renamed “Daré Bioscience, Inc.” and would focus on the clinical development of Ovaprene®, a non-hormonal monthly contraceptive ring, which, if approved, would represent a new category of birth control.

The Board believes the Novartis Transaction and the Daré Transaction are in the best interests of Cerulean and its stockholders. The Board unanimously approved both transactions, and its members have signed agreements to vote in favor of the transactions.

This is a very important vote and we are asking all of our stockholders to vote in favor of this opportunity as soon as possible. You can vote online, by telephone, by mailing in the enclosed proxy or in person at the stockholders meeting on July 19, 2017. We encourage you to vote online or by telephone to speed up the tabulation of the results and save costs.

If you have any questions regarding the vote or the enclosed information, please contact our proxy solicitor, Morrow Sodali at 1-800-662-5200.

Sincerely,

Christopher D.T. Guiffre

President and Chief Executive Officer

How to Vote

If you are a stockholder of record at the close of business on June 9, 2017, you can vote your shares in one of two ways: either by proxy or in person at the special meeting. If you chose to submit a proxy, you may do so by telephone, via the internet or by mail. If you hold shares of Cerulean common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. Cerulean highly recommends stockholders vote electronically or by phone. Please have your proxy card with you while voting.

You may transmit your proxy voting instructions via the Internet by accessing www.proxyvote.com and following the instructions. You may also transmit your proxy voting instructions by calling the telephone number specified on the proxy card. If you chose to vote via the Internet or phone, you do not have to return the proxy card.

For stockholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact Cerulean’s proxy solicitation firm, Morrow Sodali, LLC either by telephone: (800) 662-5200 or email: cerulean.info@morrowsodali.com.

About Cerulean Pharma

Cerulean is a company previously focused on applying the Dynamic Tumor Targeting™ Platform to create nanoparticle-drug conjugates (NDCs) designed to selectively attack tumor cells, reduce toxicity by sparing the body’s normal cells, and enable therapeutic combinations.

For more information on the company, please visit www.ceruleanrx.com.

About Daré Bioscience

Daré Bioscience is a healthcare company committed to the development and commercialization of innovative products in women’s reproductive health. Daré believes there is an unmet need in the United States, in other developed countries, and in developing countries, for innovative product candidates that expand options, improve outcomes and are easy to use. Product development in women’s reproductive health is fragmented creating a potential opportunity for Daré. Daré’s goal is to fill the gap by taking products from innovation through development. The Daré team is well-suited to ensure these products advance and are one day commercially available. The founders bring experience in global women’s healthcare as well as success in prior ventures in funding, achieving regulatory approvals, partnering, and launching a number of products, including devices, therapeutics and diagnostics.

For more information on Daré, please visit www.darebioscience.com

Cautionary Note on Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the expected timing and consummation of the transactions between Cerulean and Novartis and between Cerulean, Daré, and the stockholders of Daré, approval of the Novartis transaction and the Daré transaction by Cerulean’s stockholders, the ability of the parties to satisfy other closing conditions of the proposed transactions, Daré’s expectations regarding the timing and availability of results from its clinical trials, the timing of commencement of manufacturing its products, and the safety and effectiveness of its products. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether Cerulean’s cash resources will be sufficient to fund the operations of Daré it will undertake following the closing; the uncertainties inherent in the initiation and completion of clinical trials; availability and timing of data from ongoing and future clinical trials and the results of such trials; whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials; whether the company will maintain its NASDAQ listing; expectations for regulatory approvals; and other factors discussed in the “Risk Factors” section of Cerulean’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2017, and in other filings that Cerulean makes with the SEC. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. Cerulean specifically disclaims any obligation to update any forward-looking statements included in this press release.

Questions? Please contact Morrow Sodali at 203-658-9400 or email cerulean.info@morrowsodali.com.